UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 11, 2020

PCB BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

PCB Bancorp (the “Company”) (NASDAQ: PCB) is deeply saddened to announce that one of the members of the Company's Board of Directors (the "Board") and a former Chairman of the Board, Suk Won Youn, passed away on February 11, 2020. Mr. Youn had served as a member of the Board of Pacific City Bank since 2005 and the Company since its formation in 2007. At a special meeting held on February 12, 2020, the Board reduced the size of the Board by one member to six, and has no immediate plans to seek a replacement for Director Youn. Director Youn was a member of the Nominating and Governance Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCB Bancorp

Date:	February 13, 2020	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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